EXHIBIT 10.9(c)

2003 10-K

Second amendment to employment agreement

THIS SECOND AMENDMENT (“Amendment”) is made and entered into as of this 19th day of August, 2003, by and between BANK MUTUAL, a federal savings bank (hereinafter referred to as “Bank Mutual”), and Rick B. Colberg (hereinafter referred to as “Executive”).

WHEREAS, the Executive and First Northern Savings Bank, a federal savings bank (hereinafter referred to as “First Northern”), previously entered into an Employment Agreement dated as of November 1, 2000 (the “Agreement”), providing for an initial three year term with annual extensions of the term upon agreement of the Executive and by affirmative action taken by the Board of Directors; and

WHEREAS, the Agreement was amended in contemplation of First Northern’s merger into Bank Mutual (the “First Amendment”); and

WHEREAS, Bank Mutual has assumed the obligations of First Northern under the Agreement as a result of First Northern’s merger into Bank Mutual; and

WHEREAS, Bank Mutual and the Executive wish to further amend the Agreement to permit annual extensions as of January 1 instead of November 1;

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged by Executive and Bank Mutual, the parties hereto hereby agree as follows:

1. Section 1.1 of the Agreement is amended to read as follows:

“Employer shall employ Executive for an initial period of three (3) years commencing on November 1, 2000 (the “Effective Date”). Effective as of the end of the initial three year term, the term shall be extended to December 31, 2004. Effective as of the end of the extended term and on each anniversary thereafter, the employment term may be extended for an additional one year term upon agreement of Executive and by affirmative action taken by Employer’s Board of Directors not less than sixty (60) days prior to the expiration of the current term of employment. Executive’s employment under this Agreement may otherwise be terminated only as contemplated by Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7 of this Agreement.”

2. All other terms and conditions of the Agreement, except as modified by the First Amendment and this Second Amendment, are agreed by the parties to be in full force and effect and binding on their heirs, personal representatives, successors and assigns.